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                                                                       EXHIBIT A






                             Joint Filing Agreement


         In accordance with Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them a statement on Schedule 13G with respect to the common stock, $.01 par value, of Apogee, Inc. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

         IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 13th day of February, 1998.

ABBINGDON VENTURE PARTNERS LIMITED          ABBINGDON VENTURE PARTNERS
  PARTNERSHIP                                 LIMITED PARTNERSHIP-II

By:  BDC-III Partners, General                  By: Abbingdon-II Partners,
           Partner                                    General Partner


By:  /s/ Robert A. Ouimette                        By: /s/ Robert A. Ouimette
   -------------------------------                 ----------------------------
   Name: Robert A. Ouimette,                       Name: Robert A. Ouimette,
         as attorney-in-fact                             as attorney-in-fact
         for John H. Foster                              for John H. Foster
         (on behalf of General                           (on behalf of General
         Partner), pursuant to a                         Partner), pursuant to a
         power of attorney dated                         power of attorney dated
         February 12, 1993                               February 12, 1993
         (previously filed,                              (previously filed,
         copy attached)                                  copy attached)

By:    /s/ Timothy E. Foster                        /s/ Robert A. Ouimette
   -------------------------------                  ----------------------------
     Name: Timothy E. Foster                    Name:    Robert A. Ouimette,
                                                         as attorney-in-fact for
                                                         John H. Foster,
                                                         pursuant to power of
                                                         attorney dated February
                                                         12, 1993 (previously
                                                         filed, copy attached)

                               Page 13 of 15 pages
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                                POWER OF ATTORNEY

            To Execute Forms, Schedules, Reports and Other Documents
                      Pursuant to Sections 13 and 16 of the
                  Securities Exchange Act of 1934, as Amended,
                               by and on Behalf of

                                 JOHN H. FOSTER


                Know all by these presents, that I, John H. Foster, hereby constitute and appoint each of Andrew J. Beck and Robert A. Ouimette, severally, my true and lawful attorney-in-fact to:

                (1) execute for me and on my behalf any and all forms, schedules, reports and other documents relating to my direct or indirect ownership of securities that are required to be filed with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission;

                (2) do and perform any and all acts for me and on my behalf which I myself could do, if I were personally present, which may be necessary or desirable to complete the execution of such forms, schedules, reports and other documents and the timely filing thereof; and

                (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

                This Power of Attorney shall not be affected by the subsequent disability or incompetence of the principal.

                To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party form and against any and all claims that may arise

                               Page 14 of 15 pages
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against such third party by reason of such third party having relied on the provisions of this instrument.

                IN WITNESS WHEREOF, I have hereunto signed my name as of this 12th day of February, 1993.


                                                 /s/ John H. Foster
                                                 ------------------------------
                                                 John H. Foster

COMMONWEALTH OF PENNSYLVANIA)
                            :  ss.
COUNTY OF MONTGOMERY        )


                On the 13th day of February, 1993 before me personally came John
H. Foster to me known, and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                                                 /s/ Erma R. Koslo
                                                 ------------------------------
                                                 Notary Public

                               Page 15 of 15 pages